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                                                                   EXHIBIT 10.24

                             iPULSE AGENCY AGREEMENT*



* Certain portions of this Exhibit have been omitted and filed separately under an application for confidential treatment.



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                            iPULSE AGENCY AGREEMENT



                This Agreement is made and entered into between


                A. Ericsson Radio Systems AB, a company duly incorporated under the laws of Sweden, with its principal office at Torshamnsgatan 23, SE-164 80 Stockholm, (hereinafter "Ericsson")

                                       and


                B. OZ.COM, a company duly incorporated under the laws of California, with its principal office at Snorrabraut 54, IS-105 Reykjavik, Iceland (hereinafter the "Agent").


                        Initial Term: Two (2) years (hereinafter the "Initial Term").


                PREAMBLE (BACKGROUND)


                WHEREAS, Ericsson is the owner of the iPulse application described in Appendix 1 ("iPulse");

                WHEREAS, Agent is in the business of providing to network operators and Internet businesses mPresence, a hosting and managed care communication and service framework that includes a number of applications and services developed by Agent and licensed from third parties ("mPresence"). iPulse is one example of a third-party licensed application to be included in the mPresence framework.

                WHEREAS, As Agent, while marketing and selling its mPresence services, including iPulse as a hosted and managed care solution, is likely to receive orders for a standard iPulse licenses, without the mPresence services, Agent wishes to be able to grant such licenses; and

                WHEREAS, Ericsson desires to grant an agency to Agent, and Agent desires to act as Ercisson's agent for the purpose of promoting and selling standard iPulse licenses, separate from and in addition to the mPresence services; .


                NOW THEREFORE, the parties agree as follows:


        1       SCOPE OF AGREEMENT



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        1.1     Subject to the terms and conditions of this Agreement, Ericsson hereby appoints the Agent, on a non-exclusive basis, to canvass and solicit inquiries and orders for delivery in the whole world (the "Territory") for iPulse.

        1.2 Ericsson reserves the right to refrain from offering iPulse if, in its reasonable judgment, the circumstances so require. All orders procured by the Agent shall be subject to written acceptance by Ericsson.

        1.3 Ericsson may at any time, without any liability to the Agent, discontinue the marketing or sale of all or part of iPulse.


        2       ERICSSON'S OBLIGATIONS

                Ericsson agrees to provide the Agent with such:

                (a) assistance as the Agent reasonably requires and Ericsson deems necessary for promoting the licensing of iPulse; and

                (b) iPulse information and documentation as the Agent reasonably requires and Ericsson deems necessary. Ericsson will furnish the Agent reasonable quantities of catalogues, price lists, technical instructions and other printed material that are available to Ericsson. All such material will be shipped FCA Stockholm (INCOTERMS 1990).


        3       AGENT'S OBLIGATIONS

        3.1     The Agent shall:

                (a) assist Ericsson in the execution of sales (licensing) contracts in respect thereto;

                (b) report, from time to time, through the LINK VC on all matters of interest to Ericsson that directly affect the sale of iPulse in the Territory, including the activities, products and prices of competitors, the financial standing of customers and tariffs, duties, taxes, laws and changes thereof which may affect sales of iPulse;

                (c)     protect and promote Ericsson's goodwill and reputation;

                (d) comply with all reasonable instructions, policies and guidelines given by Ericsson;

                (e) promptly transmit to Ericsson any inquiry from prospective customers for a standard iPulse license, i.e., an iPulse license that is not part of a hosting service that is offered by Agent, together with available information which may help Ericsson in evaluating and attending to the business;

                (f) immediately notify Ericsson upon knowledge of any infringement of its copyrights, patents, trademarks or other intellectual property

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                        rights and assist Ericsson in safeguarding such rights,
                        provided Ericsson compensates the Agent for its reasonable out of pocket expenses for such assistance;

                (g) immediately notify Ericsson of any change in the management, control or ownership of the Agent; and

                (h) act dutifully, in good faith and generally look after the interests of Ericsson.

        3.2 The Agent shall indemnify Ericsson against all claims by a third party arising out of acts, omissions or misrepresentations of the Agent.


        4       COSTS AND EXPENSES

                The Agent shall defray all costs and expenses of and incidental to the agency.


        5       GENERAL RESTRICTIONS

        5.1 The Agent has no authority to make any commitment whatsoever or to receive any money on behalf of Ericsson, nor can it forgive any debt, security or obligation due Ericsson on account of iPulse or otherwise.

        5.2 Provided any applicable mandatory law does not stipulate otherwise, during the validity of this Agreement and for two (2) years thereafter the Agent shall not directly nor indirectly engage in any business that competes or interferes with the licensing of iPulse.


        6       CONFIDENTIAL TREATMENT

                The Agent shall not disclose or make any unauthorized use of any information concerning Ericsson's business, affairs or iPulse received by the Agent in the course of its activities under this Agreement, except to the extent necessary for the Agent's activities in accordance with this Agreement. The Agent's obligations under this Article shall survive the termination or expiration of this Agreement.


        7       COMMISSION

        7.1     [***]


[***] These provisions have been omitted and filed separately under an application for confidential treatment.

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        7.2     [***]

        7.3 The Agent shall have no claim because of any failure or delay by Ericsson to collect payments.

        7.4 The Agent shall be entitled to commissions only on sales contracts for Products concluded during the term of this Agreement.

        7.5 The Agent shall not be entitled to any compensation, other than the commission mentioned above, for costs and expenses of and incidental to the agency, unless Ericsson agrees to such costs and expenses in advance.

        7.6 Any commission that becomes due to Agent shall be promptly paid following receipt by Ericsson of the payments from the customer.


        8       ERICSSON'S TRADEMARKS AND TRADE NAMES

        8.1 The Agent acknowledges that "ERICSSON ///" is the corporate trademark of Telefonaktiebolaget LM Ericsson and that both "Ericsson" and "///" are important features of the corporate trademark.

                The Agent is authorized, and shall in its promotion of iPulse, utilize such trademarks and trade names and other proprietary words or symbols (collectively the "Trademarks", which term shall include the corporate trademark "ERICSSON ///") as Ericsson may from time to time use in association with iPulse and which are notified in writing to the Agent.

                Any use by the Agent of any of the Trademarks shall be in strict accordance with Ericsson's usage rules prevailing from time to time (including Ericsson Corporate Visual Identity Manual) and Ericsson's instructions.

        8.2 Nothing in this Agreement shall be deemed to grant to the Agent any right, title or interest in any of the Trademarks or the word "Ericsson" or the symbol "///", except the right to use the Trademarks as permitted in this Article 8. Except as provided herein, the Agent shall not have any right to use the word "Ericsson", the symbol "///", the Trademarks or any derivative thereof or any combination of trade names, trademarks and company names including said word, symbol and Trademarks, and further, the Agent will refrain from using or registering any trade name or trademark confusingly similar thereto.

        8.3 The Agent shall not publish, encourage or approve any advertising or practice that might be detrimental to the good name, Trademarks, goodwill or reputation of Ericsson or its products (including iPulse), nor will it act in a manner that may have such an effect.



[***] These provisions have been omitted and filed separately under an application for confidential treatment.
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        8.4     Upon receipt of written notice from Ericsson, or the expiration or termination of the agency created under this Agreement, all of the Agent's rights concerning use of the Trademarks shall automatically terminate as of the date of such receipt, expiration or termination and the Agent shall then immediately cease to use the Trademarks.

        8.5 Any use of the Trademarks, whether in their entirety or in part, shall be for the benefit of Ericsson only. Any right to the Trademarks which may have been acquired by the Agent through its use thereof shall, as soon as they come into existence, automatically be transferred to Ericsson without any compensation to the Agent; the Agent shall forthwith sign all documents deemed necessary by Ericsson to confirm such transfer. This Subarticle 8.5 shall survive the termination this Agreement.

        8.6 Ericsson may, where registered user provisions exist and subject to registration of the Trademarks, apply for registration of the Agent as a permitted user of the Trademarks within the Territory. If this Agreement is insufficient for such registration, the parties will sign a short form supplementary agreement in form satisfactory to registrar of trademarks in the Territory.


        9       TERM AND TERMINATION

        9.1 This Agreement shall become effective upon the date of signing by both parties and shall remain in force until the final date of the Initial Term. Unless terminated as provided herein, upon expiration of the Initial Term the agency shall be automatically extended for an indefinite period. Either party may terminate this Agreement without cause by giving not less than six (6) months notice in writing prior to expiration of the Initial Term and thereafter upon giving six (6) months written notice of termination.

        9.2 Notwithstanding Subarticle 9.1, each party is entitled to immediately terminate this Agreement if the other party should commit a breach hereof that is not insignificant and such party does not remedy such breach within thirty (30) days from written notice by the other party requiring the defaulting party to remedy the same.

        9.3 In addition to Subarticles 9.1 and 9.2, Ericsson shall have the right to immediately terminate this Agreement if:

                (a) the Agent's financial situation or commercial ability deteriorates to the extent that Ericsson reasonably believes that the Agent is or will be unable to fulfil its obligations under this Agreement; or

                (b) there is a change in the management, control or ownership of the Agent or of any fundamental reason (possibly mentioned in the Preamble) for Ericsson's appointment of the Agent that could, in Ericsson's sole discretion, adversely affect Ericsson.

        9.4 On termination of this Agreement, neither party shall be entitled to any compensation or damages for or on account of such termination, except where such claim is based on a breach of this Agreement.



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        9.5     The Agent shall return to Ericsson all material furnished the
                Agent, including catalogues and price-lists, forthwith upon any termination of this Agreement.

        9.6 The provisions of this Agreement, which by their nature are continuing, shall survive the termination or expiration of this Agreement.


        10      GENERAL PROVISIONS

        10.1 This Agreement contains the entire agreement of the parties on the subject matter hereof and supersedes all prior agreements between them relating to any matter covered by this Agreement. No agreement hereafter modifying or supplementing this Agreement (an "Amendment") shall be binding unless confirmed in writing by the parties. In the event of a conflict between an Amendment and this Agreement, the Amendment shall prevail provided it expressly states the subarticle of this Agreement, which it modifies.

        10.2 This Agreement is not assignable by the Agent. Ericsson shall have the right to transfer or assign this Agreement in whole or in part to any of its subsidiaries or affiliates.

        10.3 Neither party shall be liable to the other for any indirect, incidental, special or consequential damages of any nature or kind whatsoever, including loss of profit, except with respect to claims by Ericsson for breach by the Agent of its obligations under Subarticle 5.2 and Articles 6 or 8.

        10.4 All notices under this Agreement shall be effective upon receipt and shall be sent by hand delivery, registered mail or telefax to the party to be served at its address as stated herein. A party may change its address by a notice in the manner set forth above.

        10.5 If any provision of this Agreement is held invalid or unenforceable, then, to the extent permitted by law, the remainder of this Agreement shall be fully enforceable without such provision.

        10.6 Nothing contained in this Agreement shall be construed as constituting the Agent and Ericsson as partners or joint venturers, or as creating the relationship of employer and employee between them or otherwise create any other relationship than that of a principal and an agent as set forth in this Agreement.


        11      DISPUTES

        11.1 Any dispute arising out of or in connection with this Agreement which cannot be resolved by good faith negotiations shall be finally settled in accordance with the Rules of Arbitration of the International Chamber of Commerce, by a panel of three arbitrators. The place of arbitration shall be Stockholm, Sweden, and the language of the proceedings shall be English. Notwithstanding this, Ericsson may at any time apply to a court of competent jurisdiction for injunctive or other equitable relief or corre-



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                sponding remedy, in case of any breach, or threatening breach, of Article 6 or 8.

        11.2    Swedish substantive law shall govern this Agreement.

                              * * * * * * * * * * *

                This Agreement has been executed in two (2) originals, of which the parties have received one (1) each.

                Place   Stockholm                      Place     Stockholm
                     -------------------                     -------------------
                Date    2000/11/01                     Date      2000/11/01
                    --------------------                    --------------------

                ERICSSON RADIO SYSTEMS AB              OZ.COM

                By: /s/ LARS BOMAN                     By: /s/ SKULI MOGENSEN
                    ---------------------                  ---------------------
                        LARS BOMAN                             SKULI MOGENSEN